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[OMNI ENERGY SERVICES CORP. LOGO]         NEWS RELEASE              Nasdaq: OMNI

   4500 NE Evangeline Thwy - Carencro, LA 70520 - Phone - 337-896-6664 - Fax
                                  337-896-6655

FOR IMMEDIATE RELEASE                                                  NO. 05-14

FOR MORE INFORMATION CONTACT:
G. Darcy Klug, Executive Vice President (337) 896-6664

           OMNI COMPLETES $65 MILLION IN NEW SENIOR CREDIT FACILITIES

     Proceeds Used to Re-Finance Long-Term Debt and Provide Working Capital

      CARENCRO, LA - MAY 18, 2005 - OMNI ENERGY SERVICES CORP. (NASDAQ NM: OMNI) announced today it has completed $65 million of Senior Credit Facilities with a syndicate of lenders including GE Commercial Finance Energy Financial Services ("EFS") and Webster Business Credit Corporation ("Webster"). The proceeds will be used to re-finance certain long-term debt and provide working capital.

      The Senior Credit Facilities include a $50 million equipment Term A Loan and a $15 million working capital revolver. Borrowing under the asset based, Term A Loan is determined by advance rates on the agreed upon value of the Company's unencumbered aviation, seismic drilling and environmental equipment. The Term A Loan matures in 60 months with level amortization over 120 months. Principal payments will be made quarterly with interest accruing at an initial rate of 30-day LIBOR plus 6.5% and also paid quarterly, in arrears.

      The Company also announced it has increased its Working Capital Revolver to $15 million from its current level of $12 million. Availability under the Working Capital Revolver is based upon the Company's level of eligible accounts receivable and inventories of spare parts. The Working Capital Revolver matures in 60 months and will initially accrue interest at a rate of prime plus 2.5%, or at the Company's option LIBOR plus 5%, payable monthly in arrears.

      On the new Senior Credit Facilities, James C. Eckert, OMNI's Chief Executive Officer commented, "These new credit facilities are an exciting component of our business model for the continued expansion and growth of OMNI without diluting shareholder value. The structure of the new Senior Credit Facilities postures OMNI to continue aggressively pursuing strategic acquisitions. We have always enjoyed our relationship with an excellent financial institution such as Webster. Now, our transaction with Energy Financial Services establishes a relationship with a major financial services provider that is very active in the energy and oilfield services sectors. Management remains confident in its long-range business model to establish OMNI as a leading provider of an integrated range of services to the oil and gas industry," continued Eckert.

      Headquartered in Carencro, LA, OMNI Energy Services Corp. offers a broad range of integrated services to geophysical companies engaged in the acquisition of on-shore seismic data and through its aviation division, transportations services to oil and gas companies operating in the shallow, offshore waters of the Gulf of Mexico. The company provides its services through several business divisions: Seismic Drilling (including drilling, survey and permitting services), Aviation Transportation (including helicopter support) and Environmental Services. OMNI's services play a significant role with geophysical companies who have operations in marsh, swamp, shallow water and the U.S. Gulf Coast also called transition zones and contiguous dry land areas also called highland zones.

      Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks associated with OMNI's ability to pay the holders of its subordinated debt pursuant to the terms discussed herein, dependence on activity in the oil and gas industry, labor shortages, international expansion, dependence on significant customers, seasonality and weather risks, competition, technological evolution, the outcome of pending litigation, completion of strategic transactions under consideration by OMNI, and other risks detailed in the Company's filings with the Securities and Exchange Commission. No assurance can be given that the financing discussed herein will be completed.